UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 11, 2015

(Date of earliest event reported)

ImmuCell Corporation

(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders of ImmuCell Corporation (the Company) was held at the Company’s office at 56 Evergreen Drive, Portland, Maine 04103 on Thursday, June 11, 2015, at 8:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 24, 2015.

2.	To approve a nonbinding advisory resolution on the Company’s executive compensation program.

3.	To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for the year ending December 31, 2015.

At the Annual Meeting, there were present in person or by proxy 2,411,559 shares of the Company’s common stock, representing 80% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 24, 2015:

	For	Withheld	Broker Non-Vote
Michael F. Brigham	1,126,113	58,529	1,226,917
Joseph H. Crabb	1,124,913	59,729	1,226,917
David S. Cunningham	1,125,113	59,529	1,226,917
Linda Rhodes	1,016,209	168,433	1,226,917
Jonathan E. Rothschild	1,126,113	58,529	1,226,917
David S. Tomsche	1,124,581	60,061	1,226,917
Paul R. Wainman	1,121,313	63,329	1,226,917

2.	To approve a nonbinding advisory resolution on the Company’s executive compensation program:

For	Against	Abstain	Broker non-votes
1,109,376	39,032	36,234	1,226,917

3.	To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for the year ending December 31, 2015:

For	Against	Abstain
2,406,989	1,520	3,050

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2015	IMMUCELL CORPORATION

	By:	/s/ Michael F. Brigham
President, Chief Executive Officer and
Principal Financial Officer

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